Exhibit 99.2

Dear AgroFresh Employees,

As you may have seen this morning, AgroFresh signed a definitive agreement with Paine Schwartz Partners in respect of a transaction pursuant to which Paine Schwartz Partners would acquire all of the outstanding common stock of the Company. The acquisition received unanimous approval from the independent members of our Board of Directors, upon the recommendation of a special committee of the Board. The transaction remains subject to a shareholder vote and other customary closing conditions.

With that in mind, this development should in no way impact our day-to-day operations through closing. It’s important that we all stay fully focused on delivering the same level of service that helped us become an innovator and global leader in AgTech. As far as we’re concerned, it’s business as usual.

If you are contacted by a shareholder or a member of the media, please refer the person to Amy Tranzillo (atranzillo@agrofresh.com) so she can handle accordingly. It is important that we speak with a unified voice, and directing all inbound inquiries to a single source will help us to achieve this.

On behalf of the Board and management team, I thank you for your continued support, hard work and dedication. We will continue to keep you updated with the next steps of the transaction. I could not be more excited for the future of our Company.

Sincerely,

Clinton Lewis

Chief Executive Officer, AgroFresh Solutions, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. These statements are based on current expectations, estimates and projections about the industry and markets in which AgroFresh operates and management’s beliefs and assumptions as to the timing and outcome of future events, including the transactions described in this communication. While AgroFresh’s management believes the assumptions underlying the forward-looking statements are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks and uncertainties include, but are not limited to: the expected timing and likelihood of completion of the proposed transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against the parties and others following announcement of the merger agreement; the inability to consummate the merger due to the failure to obtain the requisite stockholder approvals or the failure to satisfy other conditions to completion of the merger; risks that the proposed merger disrupts current plans and operations of AgroFresh; the amount of the costs, fees, expenses and charges related to the transaction; and the other risks and important factors contained and identified in AgroFresh’s filings with the U.S. Securities and Exchange Commission (the “SEC”), such as AgroFresh’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, any of which could cause actual results to differ materially from the forward-looking statements in this communication.

There can be no assurance that the proposed transaction will in fact be consummated. We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. AgroFresh is not under any duty to update any of these forward-looking statements after the date of this communication, nor to conform prior statements to actual results or revised expectations, and AgroFresh does not intend to do so.

Important Information for Investors and Stockholders

In connection with the proposed merger, the Company will file relevant materials with the SEC, including a proxy statement, and the Company and affiliates of Paine Schwartz will jointly file a transaction statement on Schedule 13e-3. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the merger. INVESTORS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AGROFRESH, THE MERGER AND RELATED MATTERS.

Investors and securityholders will be able to obtain a free copy of the proxy statement, the Schedule 13e-3 (if and when available) and other related documents filed by AgroFresh with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by AgroFresh will be available free of charge on its website at https://agrofreshsolutionsinc.gcs-web.com/.

Participants in the Solicitation

AgroFresh and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from the Company’s stockholders in connection with the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of the Company in connection with the merger, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement when it is filed with the SEC. You may also find additional information about the Company’s directors and executive officers in the Company’s definitive proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on June 24, 2022, or in its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 9, 2022, and in other documents filed by the Company with the SEC. These documents can be obtained free of charge from the sources indicated above.